UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 8, 2011

GTSI Corp.

(Exact name of registrant as specified in its charter)

Delaware	1-34871	54-1248422
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2553 Dulles View Drive, #100 Herndon, Virginia 20171-5219

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (703) 502-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The employment of Bridget Atkinson, Vice President of Human Resources & Organizational Development of GTSI Corp. (“GTSI”), was terminated, effective December 8, 2011, as part of a realignment of GTSI’s business model. It is anticipated that Ms. Atkinson will continue to provide up to fifty hours per month of transitional consulting services to GTSI through February 3, 2012, pursuant to a services agreement, the terms of which have not yet been put in place.

GTSI entered into a separation letter agreement with Ms. Atkinson, dated December 8, 2011, providing, among other things, that Ms. Atkinson will be (a) paid severance compensation of $120,000, which represents six months of her current annual base salary of $240,000, pursuant to a March 28, 2006 severance agreement between Ms. Atkinson and GTSI, in accordance with GTSI’s standard payroll process, (b) reimbursed for GTSI’s customary portion of Ms. Atkinson’s medical, dental and vision benefits coverage, via COBRA, through June 30, 2012, and (c) paid $15,000 for out-placement assistance.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.	None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GTSI Corp.

By:	/s/ Peter Whitfield
Peter Whitfield
Chief Financial Officer

Date: December 9, 2011